AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is entered into effective as of September 27, 2010 (the “Effective Date”) between K12 INC., a Delaware corporation (“Company”), and RONALD J. PACKARD (“Executive”), on the following terms and conditions:

SECTION 1. EMPLOYMENT.

1.1 Responsibilities. Company hereby employs Executive on the terms and conditions set forth in this Agreement and Executive hereby accepts such employment. Executive shall serve as the Chief Executive Officer of Company. Executive also shall serve as a member of the Board of Directors of Company and agrees to hold such other executive position(s) with Company and/or its affiliates as the Board of Directors shall from time to time designate. Executive shall perform such duties and responsibilities commensurate with Executive’s position(s) as may be required by Company from time to time, and Executive further recognizes that he will be required to travel in the ordinary course of performing his responsibilities. Executive shall carry out all of his employment responsibilities in an efficient, trustworthy, effective and businesslike manner.

1.2 Exclusive Employment. Executive shall devote Executive’s full business time to Executive’s responsibilities under this Agreement. Without limiting the generality of the foregoing, Executive shall not render services of a business, professional or commercial nature to any other person, firm or corporation, whether for compensation or otherwise, except that Executive may engage in the following activities so long as such activities do not interfere with Executive’s ability to comply with this Agreement and are not otherwise in conflict with the policies or interests of Company: (a) serving on civic, industry, or charitable boards or committees and engaging or participating in civic, philanthropic and community service activities, (b) serving as a director or advisory board member of one outside for profit company, (c) publishing, solely on Executive’s personal time, screen plays, novels and other writings for which Executive may receive and retain separate compensation, (d) accepting and fulfilling a reasonable number of speaking engagements for which Executive may receive and retain separate compensation and (e) managing Executive’s personal, financial, investment, and legal affairs and/or family-owned businesses. Executive may not serve on any other outside boards of directors of for profit companies without prior approval of the Board.

SECTION 2. COMPENSATION AND OTHER BENEFITS.

2.1 Compensation/Deductions. In consideration of Executive’s employment, Executive shall receive from Company while Executive is employed with Company the compensation and benefits described in this Section 2 as full and complete satisfaction of all of Company’s obligations to Executive arising from Executive’s employment. The compensation and employee benefits made available to Executive pursuant to this Agreement may be changed only by the written agreement of the parties. Executive authorizes Company to deduct and withhold from all compensation to be paid to Executive any and all sums required to be deducted or withheld by Company (including, but not limited to, income tax withholding and payroll taxes) pursuant to the provisions of all applicable laws, regulations, rulings or ordinances of the United States and any other applicable jurisdiction.

2.2 Base Salary. Executive shall receive, as a fixed base salary for the full time employment referred to in Section 1 hereof and all other obligations of Executive hereunder, compensation at the rate of Five-Hundred Seventy-Five Thousand Dollars ($575,000) per year payable not less frequently than monthly in accordance with Company’s standard payroll practices as in effect from time to time (“Base Salary”). The Compensation Committee of the Board of Directors (the “Compensation Committee”) shall review the Executive’s Base Salary annually and may recommend to the Board of Directors that Executive’s Base Salary be adjusted at that time, in its sole discretion, based upon a market study that the Compensation Committee may in its discretion commission.

2.3 Bonus. Executive may receive a bonus in the sole and absolute discretion of the Board of Directors of Company, which bonus shall have a target of one hundred (100) percent of Base Salary (the “Target Bonus”) and shall not exceed an amount equal to two hundred (200) percent of Base Salary (the “Maximum Bonus”) and shall be paid in accordance with the terms of the Company’s bonus policy, but in any event no later than the 15th day of the third month following the end of the calendar year or fiscal year with respect to which such bonus relates or otherwise within the period required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) such that it qualifies as a “short-term deferral” pursuant to Treasury Regulation Section 1.409A-1(b)(4). The Executive’s performance goals related to any fiscal year of the Company shall be based on financial, operational, human capital or other defined metrics approved by the Board of Directors.

2.4 Restricted Stock Grants.

(a) In consideration for Executive’s entering into this Agreement, on the Effective Date, the Company shall grant to Executive an award of One Hundred Forty Five Thousand Five Hundred Thirty (145,530) shares of Restricted Stock (as defined in the Plan (as defined below)) (the “Initial Restricted Stock Award”). Seventy Two Thousand Seven Hundred Sixty Five (72,765) of the shares subject to the Initial Restricted Stock Award shall be fully vested as of the Effective Date and the remaining portion shall vest in twelve (12) equal quarterly installments, with the first such quarterly installment vesting on September 30, 2011, provided that Executive remains employed by Company on each applicable vesting date.

(b) At the Company’s next regular stockholders meeting following the Effective Date (the “Stockholders Meeting”), the Company shall submit for approval by the Company’s stockholders the list of performance criteria in the Plan (as such list may be revised by the Board prior to the Stockholders Meeting) that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Subject to stockholder approval of such performance criteria, the Executive shall be eligible to receive an annual award of Restricted Stock as soon as practicable following the completion of each of the Company’s fiscal years 2011, 2012 and 2013 (each an “Annual Restricted Stock Award”), subject to the Executive’s continued employment with the Company on each applicable date of grant. The number of shares subject to each Annual Restricted Stock Award shall have a Fair Market Value (as of the date of grant of each such Annual Restricted Stock Award) equal to between zero ($0) dollars and One Million Two Hundred Fifty Thousand ($1,250,000) dollars, and the actual amount of each Annual Restricted Stock Award shall be determined based upon the Company’s attainment of one or more pre-established, objective performance goals, with the intent that each such Annual Restricted Stock Award shall be treated as qualified performance based compensation for purposes of Section 162(m) of the Code. Each Annual Restricted Stock Award, if any, shall vest in twelve equal quarterly installments, with the first installment for each Annual Restricted Stock Award vesting on September 30 of the calendar year in which such Annual Restricted Stock Award is granted, provided that Executive remains employed by Company on each applicable vesting date.

(c) Notwithstanding the foregoing, if (i) the Executive’s employment is terminated by the Company without Cause (as defined below) or as a result of Executive’s Disability (as defined in the Plan) (including in the event such termination occurs following the expiration of the Employment Term), (ii) the Executive’s employment terminates due to the Executive’s death (including in the event such termination occurs following the expiration of the Employment Term), or (iii) a Change in Control (as defined in the Plan) occurs, then in each such event, notwithstanding the terms of any award agreement to the contrary: (A) any unvested portion of any stock option award, (B) any unvested portion of the Initial Restricted Stock Award, (C) any unvested portion of an Annual Restricted Stock Award and (D) any other unvested equity-based compensation award other than the right to receive an Annual Restricted Stock Award pursuant to Section 2.4(b), in each case, that has been granted prior to the date of Executive’s termination of employment or Change in Control, as applicable, shall immediately become fully vested effective as of immediately prior to the Executive’s date of termination of employment or the date of the Change in Control, as applicable. Except as set forth in this Section 2.4, the Initial Restricted Stock Award and Annual Restricted Stock Awards shall be subject to the terms of Company’s 2007 Equity Incentive Award Plan, as such plan may be amended from time to time (the “Plan”) and Company’s form of Restricted Stock Agreement under the Plan (the “Restricted Stock Agreement”).

2.5 Expense Reimbursement. Company shall reimburse Executive for reasonable and necessary out-of-pocket business expenses incurred by Executive in the performance of Executive’s responsibilities hereunder and within the operating budget of Company, subject to Company’s business expense reimbursement policies in effect from time to time, including submission to Company of a written accounting of such expenses, which accounting shall include an itemized list of the expenses incurred, the business purposes for which such expenses were incurred, and appropriate receipts and supporting documentation.

2.6 Vacation. Executive shall be entitled to paid vacation for each full year of Executive’s employment with Company (prorated for any partial year) in accordance with Company vacation policy in effect from time to time (which as applied to Executive shall not be less than 5 weeks of vacation for each full year of employment with 2 weeks of carryover permitted). Said vacation time shall be taken by the Executive in a manner that is consistent with Executive’s duties and obligations hereunder.

2.7 Other Benefits. Executive shall be entitled to participate in all group employment benefits that are offered by Company to Company’s employees in general, subject to the terms and conditions of such benefit plans including any eligibility requirements. In addition, Executive shall be entitled to reasonable legal fees incurred by Executive in calendar year 2010 in connection with the negotiation of this Agreement, up to a maximum of $5,000.

SECTION 3. EMPLOYMENT TERM AND TERMINATION.

3.1 Term. The term of this Agreement shall commence as of the Effective Date and shall expire on September 30, 2014 (the “Initial Term”), unless terminated earlier as provided in Section 3.2, 3.3, 3.4, 3.5, 3.7 or 3.8 below. Following the expiration of the Initial Term, the employment term hereunder shall automatically be extended for successive one-year periods (“Extension Terms” and, collectively with the Initial Term, the “Employment Term”) unless either party gives notice of non-extension to the other no later than three (3) months prior to the expiration of the then-applicable Term. In the event that such notice is given, Executive’s employment shall terminate at the close of business on the last day of the Employment Term. Upon termination of employment, Executive shall not be entitled to receive any compensation, payments or benefits of any nature whatsoever, except as specifically provided in Section 2.4 or in Sections 3.2, 3.3, 3.4, 3.5, 3.7 or 3.8 below.

3.2 Termination Upon Death. Executive’s employment with Company shall terminate upon the death of Executive. In the event of such termination, Company shall continue to pay to the estate of Executive (i) the Accrued Rights (as defined below), (ii) Executive’s Base Salary in equal installments in accordance with Section 2.2 for a period of one hundred eighty (180) days after the date of such termination, commencing with the first regularly scheduled payroll date following the date of such termination and (iii) a lump sum cash payment in an amount equal to a pro-rated portion of Executive’s Target Bonus for the year in which the termination occurs (based upon the number of days during the applicable fiscal year that Executive was employed by Company), payable promptly but in all events within thirty (30) days following the date of such termination.

3.3 Termination Upon Disability. Executive’s employment with Company shall terminate upon the “disability” of Executive. In the event of such termination, Company shall pay to Executive the Accrued Rights and a lump sum cash payment in an amount equal to a pro-rated portion of Executive’s Target Bonus for the year in which the termination occurs (based upon the number of days during the applicable fiscal year that Executive was employed by Company), payable promptly but in all events within thirty (30) days following the date of such termination. As used in this Section 3.3 and in Section 3.5, the term “disability” shall mean a physical or mental disability that renders Executive unable to perform Executive’s normal duties for Company for a period of 90 or more days as determined in the good faith judgment of the Board of Directors of Company.

3.4 Termination for Cause. Company shall have the right to terminate Executive’s employment for “Cause” by written notice to Executive. In the event of such termination, Company shall pay to Executive the Accrued Rights. For purposes of this Agreement, a termination shall be for Cause if Executive shall: (i) commit a material act of fraud, embezzlement or misappropriation involving Company or any of its affiliates, (ii) be convicted of, or enter a plea of guilty or no contest to, any felony, (iii) materially breach this Agreement or any material written policy of the Company, or (iv) willfully fail or continually neglect to perform Executive’s material responsibilities under this Agreement, in each case, that causes material and demonstrable damage to the Company. Notwithstanding the foregoing, Company may not terminate Executive’s employment for Cause unless (a)  Executive is provided with a period of at least than thirty (30) days to remedy such condition (if such condition is curable) and Executive does not remedy the condition within such thirty (30) day period and (b) Executive’s termination of employment occurs no later than one hundred eighty (180) days after the initial existence of the condition constituting Cause; provided, that Company is only required to provide Executive with the opportunity to remedy any such condition one time in any six (6) month period.

3.5 Termination Without Cause. In the event Company terminates Executive’s employment prior to the expiration of the Employment Term for other than death, disability or Cause, which Company shall have the absolute right to do, provided that such termination of employment constitutes a “separation from service” with Company as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto (a “Separation from Service”), and subject to Executive’s execution within 30 days following the date of Executive’s Separation from Service, and non-revocation, of a general release of all claims against the Company and its affiliates in the form provided to the Executive by the Company no later than 8 days following the date of Executive’s Separation from Service (a “Release”), Company shall pay to Executive the Accrued Rights, plus, as severance pay, three times Executive’s Base Salary (the “Severance Amount”). Fifty (50) percent of the Severance Amount shall be payable in a lump sum within 60 days following the date of Executive’s Separation from Service. The remaining portion of the Severance Amount shall be payable in equal installments in accordance with Section 2.2 over the 18-month period following date of Executive’s Separation from Service. In addition, notwithstanding the terms of any stock option agreement to the contrary, upon a termination without Cause, Executive shall be afforded an extended exercise period for all stock options held by Executive as of the date of termination of employment until the date that is one hundred eighty (180) days after the date of such termination, or, if earlier, the expiration of the term of such stock options and subject to earlier termination in the event of a Change in Control. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Executive may be eligible to receive under this Agreement shall be treated as a separate and distinct payment. Notwithstanding anything to the contrary in this Agreement, no portion of the Severance Amount shall be payable to Executive before the Company’s first regular payroll payment date occurring on or after the 40th day following the date of Executive’s Separation from Service (the “First Pay Date”). Any payments that would otherwise be made prior to the First Pay Date shall be paid to Executive on the First Pay Date and the remaining payments shall be made as provided in this Agreement.

3.6 Termination Upon Expiration of Employment Term. In the event either party elects not to extend the Initial Term or any Extension Term, Executive’s employment terminates upon the expiration of the Employment Term, which either party shall have the absolute right to do, Company shall pay to Executive the Accrued Rights. Notwithstanding the foregoing, if Company elects not to extend the Initial Term or any Extension Term, such election shall have the same consequences as a termination of Executive’s employment without Cause pursuant to Section 3.5, effective as of the last day Employment Term, unless Executive’s employment is otherwise terminated prior to the last day of the then Employment Term, in which case the consequences of such termination of employment shall be dependent upon the basis for such termination of employment as provided in this Agreement.

3.7 Constructive Termination. If there is (a) a material reduction by the Company in Executive’s authority, duties, responsibilities or title as provided in Section 1.1 of this Agreement, (b) a material reduction by the Company in the Executive’s Base Salary as provided in Section 2.2, (c) a material breach by the Company of any material provision of this Agreement, and/or (d) the relocation by the Company of Executive’s principal place of employment more than thirty (30) miles from its location as of the Effective Date (a “Constructive Termination”), such an action will be deemed to be a termination of Executive’s employment by the Company without Cause and, provided that Executive resigns his employment as a result of such action and such resignation constitutes a Separation from Service, and subject to Executive’s execution within 30 days following the date of Executive’s Separation from Service, and non-revocation, of a Release, Executive shall be entitled to the Accrued Rights, severance pay as provided in Section 3.5 and all other benefits he is entitled to under this Agreement upon a termination of employment without Cause (including accelerated vesting as provided in Section 2.4(c)). Notwithstanding the foregoing, Executive may not resign his employment for Constructive Termination unless (i) Executive provides Company prior written notice of his intent to resign due to Constructive Termination within ninety (90) days of the initial existence of any condition constituting Constructive Termination, (ii) Company is provided with a period of at least than thirty (30) days to remedy such condition and does not remedy the condition within such thirty (30) day period and (iii) Executive’s termination of employment occurs no later than one hundred eighty (180) days after the initial existence of the condition constituting Constructive Termination.

3.8 Termination by Executive. If Executive voluntarily elects to terminate his employment with the Company by resignation for any reason other than a Constructive Termination prior to the end of the Employment Term, Executive shall not be entitled to any severance pay or benefits, except Executive shall be entitled to any unpaid salary, reimbursable expenses, and accrued vacation time until the date of termination, plus any vested amount arising from Executive’s participation in, or vested benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Accrued Rights”).

SECTION 4. COVENANTS OF EXECUTIVE.

4.1 Confidential Information. Executive acknowledges that Executive’s services previously rendered to Company and to be rendered to Company place Executive in a position of confidence and trust with Company and have allowed and will continue to allow Executive access to Confidential Information (as defined below). Executive agrees that at all times during which Executive is receiving any compensation from Company (including any severance pay) and for a period of three (3) years thereafter, Executive will maintain the Confidential Information in strictest confidence and will not, unless required to do so in the ordinary course of Company’s operations or required by law or ordered by a court or in connection with governmental investigation, disclose to any person, or use for Executive’s own personal use or financial gain, whether individually or on behalf of another person, any Confidential Information. Without limiting the generality of the foregoing, Executive acknowledges that Company’s agreements and/or relationships with other persons may impose obligations or restrictions regarding the confidential nature of work or information relating to such persons, and Executive agrees to be bound by all such obligations and restrictions. As used herein, “Confidential Information” shall mean information and compilations of information relating to Company and/or its business including, but not limited to, information regarding any trade secrets, proprietary knowledge, operating procedures, finances, financial condition, ownership, organization, employees, customers, clients, suppliers, distributors, agents, and other personnel, business activities, budgets, strategic or financial plans, objectives, marketing plans, products, services, price and price lists, operating and training materials, data bases and analyses and all other documents relating thereto or strategies of Company; provided, however, that Confidential Information shall not include information that is or becomes generally known to the public through no act or omission of Executive.

4.2 Intellectual Property Rights. Executive shall assign and transfer to Company, and does hereby assign and transfer to Company, all right, title and interest in and to all Company IP (as defined below). All Company IP is and shall be the sole property of Company. Executive shall disclose all Company IP promptly in writing to Company. Upon the request of Company, Executive shall promptly execute a written assignment of title to Company for all Company IP, and Executive will preserve all such Company IP as Confidential Information. As used herein, “Company IP” shall mean all inventions and intellectual property rights (including, but not limited to, designs, discoveries, inventions, improvements, ideas, devices, techniques, processes, writings, trade secrets, trademarks, patents, copyrights and all other intellectual property rights including, without limitation, notes, records, reports, software, plans, memoranda and other tangible information relating to such intellectual property, whether or not subject to protection under applicable laws) that Executive solely or jointly with others conceives, makes, acquires, suggests or participates in at any time during Executive’s employment with Company and that relate to the actual or demonstrably anticipated business, products, processes, work, operations, research and development or other activities of Company.

4.3 Non-Interference. During the Restricted Period (as defined below), Executive shall not directly or indirectly, individually, or together with, or through any other person: (i) in any manner discourage any person which is or has been a customer or supplier of Company from continuing its relationship with Company, (ii) approach, counsel, or attempt to induce any person who is then in the employ of or an independent contractor of Company, to leave their employment or engagement, or employ, engage or attempt to employ or engage any such person, or (iii) aid or counsel any other person to do any of the above. As used herein, the “Restricted Period” means the period during which Executive is employed by the Company and for a period of eighteen (18) months thereafter.

4.4 Exclusivity. During the Restricted Period Executive shall not directly or indirectly on Executive’s own behalf or on behalf of any other person: (a) engage in; (b) own or control any interest in (except as a passive investor of less than 1% of the publicly traded stock of a publicly held company); (c) act as a director, officer, manager, employee, trustee, agent, partner, joint venturer, participant, consultant of or be obligated to, or be connected in any advisory, business or ownership capacity with; (d) lend credit or money for the purpose of the establishing or operating; or (e) allow Executive’s name or reputation to be used by or in, any business, venture, activity or organization (including any non-profit organization) that directly competes with the Company or its business (collectively, the “Restricted Business”).

4.5 Return of Records, Equipment and Confidential Information. Upon the earlier of termination of Executive’s employment hereunder or request by Company, Executive shall promptly return to Company: (i) all Confidential Information and all documents, records, procedures, books, notebooks, and any other documentation in any form whatsoever (including, but not limited to, written, audio, video or electronic) containing any information pertaining to Company which includes Confidential Information, including any and all copies of such documentation then in Executive’s possession or control regardless of whether such documentation was prepared or compiled by Executive, Company, other employees of Company, representatives, agents, or independent contractors, and (ii) all equipment or tangible personal property entrusted to Executive by Company. Executive will not retain any original, copy, description, document, data base or other form of media that contains or relates to any Confidential Information whether produced by Executive or otherwise. Without limiting the generality of the foregoing, Executive shall permanently delete all Confidential Information from all computers, disks, CD-ROMS, tapes, and other media owned or used by or accessible to Executive, other than from any of the foregoing owned, used or controlled by Company. Executive acknowledges that all Confidential Information and all such documentation, copies of such documentation, equipment, and tangible personal property are and shall at all times remain the sole and exclusive property of Company.

4.6 Post-Employment Cooperation. Executive agrees that following Executive’s termination of employment with Company, Executive shall, to the extent reasonably requested by Company, cooperate and assist Company at Company’s expense in any dispute, controversy, or litigation in which Company may be involved and with respect to which Executive obtained knowledge while employed by Company or any of its affiliates, successors, or assigns, including, but not limited to, Executive’s participation in any court or arbitration proceedings, giving of testimony, signing of affidavits, or such other personal cooperation as counsel for Company shall reasonably request.

SECTION 5. REPRESENTATIONS BY EXECUTIVE. Executive represents and warrants that:

(a) Executive is free to enter into and perform each of the terms and conditions of this Agreement. Executive is not subject to any agreement, judgment, order or restriction that would be violated by Executive being employed by Company or that in any way restricts the services that may be rendered by Executive for Company. Executive’s execution of this Agreement and performance of Executive’s obligations under this Agreement does not and will not violate or breach any other agreement between Executive and any other person or entity.

(b) Executive has carefully considered the nature and extent of the restrictions and covenants in this Agreement and Executive agrees that they will not prevent Executive from earning a livelihood after employment with Company and that they are fair, reasonable and necessary to protect and maintain the proprietary interests, goodwill and other legitimate business interests of Company in view of the following facts: (i) Executive will hold a position of confidence and trust with Company as a result of Executive’s employment with Company, access to confidential financial and other information, and relationship with the customers, suppliers and other employees of Company, (ii) it would be impossible for Executive to be employed or engaged in the Restricted Business without inevitably using Company’s proprietary information, and (iii) Executive has broad skills that will permit gainful employment in many areas and businesses outside the scope of Company’s business.

(c) Executive acknowledges that but for the above representations and warranties of Executive, Company would not employ Executive or enter into this Agreement.

SECTION 6. ASSIGNABILITY.

This Agreement is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns. Company may assign its rights or delegate its duties under this Agreement at any time and from time to time. The parties acknowledge that this Agreement is personal to Executive and that the availability of Executive to perform services and the covenants provided by Executive hereunder have been a material consideration for Company to enter into this Agreement. Accordingly, Executive may not assign any of Executive’s rights or delegate any of Executive’s duties under this Agreement, either voluntarily or by operation of law, without the prior written consent of Company, which may be given or withheld by Company in its sole and absolute discretion.

SECTION 7. NOTICES.

All notices, requests, demands or other communications hereunder shall be deemed to have been duly given when delivered, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 7):

If to Executive:At Executive’s address as it appears
in the records of Company
	If to Company:K12 INC.	2300 Corporate Park Drive, Suite 200 Herndon, Virginia 22102 Attention: Compensation Committee
with a copy (not itself constituting notice) to:
K12 INC. 2300 Corporate Park Drive, Suite 200 Herndon, Virginia 22102 Attention: Office of the General Counsel Fax: (703) 483-7496
SECTION 8.	MISCELLANEOUS.

8.1 Entire Agreement. This Agreement supersedes the Employment Agreement, dated as of July 1, 2007 between the Company and the Executive. This Agreement, together with the Plan, each Restricted Stock Agreement, each stock option agreement between Executive and Company, and that certain agreement Executive and Company relating to relocation assistance embodies the entire representations, warranties, covenants and agreements in relation to the subject matter hereof. No other representations, warranties, covenants, understandings or agreements in relation hereto exist between the parties except as otherwise expressly provided herein.

8.2 Amendment. This Agreement may not be amended except by an instrument in writing duly executed by the parties hereto.

8.3 Applicable Law. This Agreement has been made and executed under, and will be construed and interpreted in accordance with, the laws of the State of Delaware excluding conflict of law principles.

8.4 Provisions Severable. Every provision of this Agreement is intended to be severable from every other provision of this Agreement. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, or unreasonable or excessive in scope or duration with the result that such provision (or portion thereof) as drafted is void or unenforceable, such provision shall be deemed to be reformed to the minimum extent necessary so that such provision as reformed may and shall be legally enforceable. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, and cannot be reformed and made enforceable as provided in the immediately preceding sentence, the remaining provisions will remain in full force and effect.

8.5 Non-Waiver of Rights and Breaches. Any waiver by a party of any breach of any provision of this Agreement will not be deemed to be a waiver of any subsequent breach of that provision, or of any breach of any other provision of this Agreement. Except as otherwise provided in Section 8.6 below, no failure or delay in exercising any right, power, or privilege granted to a party under any provision of this Agreement will be deemed a waiver of that or any other right, power, or privilege. No single or partial exercise of any right, power, or privilege granted to a party under any provision of this Agreement will preclude any other or further exercise of that or any other right, power, or privilege.

8.6 Expiration of Claims. All claims that any party has against the other must be presented in writing within one year of the date the claiming party knew or should have known of the facts giving rise to the claim, or, with respect to claims related to termination of Executive’s employment, within one year of the date of termination of employment. Any claim not brought within said time period shall be waived and forever barred unless the party against whom such claim is made agrees to waive such time period.

8.7 Remedies. Executive agrees that in the event of any actual or threatened material breach of this Agreement by Executive, Company shall be entitled to specific performance, injunctive relief and other similar equitable remedies.

8.8 Interpretation of Agreement. Each of the parties has had the opportunity to be represented by counsel in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be construed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

8.9 Survival of Provisions. The provisions of Sections 3, 4, 5, 6, 7 and 8 of this Agreement shall survive the Employment Term and any termination of this Agreement in accordance with their respective terms.

8.10 Gender and Number. Concerning the words used in this Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires, and the word “person” shall include any natural person, partnership, corporation, limited liability company, association, trust, estate or other legal entity.

8.11 Headings. The headings of the Sections and Paragraphs of this Agreement are inserted for ease of reference only, and will have no effect in the construction or interpretation of this Agreement.

8.12 Counterparts. This Agreement and any amendment or supplement to this Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which will together constitute a single instrument. Transmission by facsimile of an executed counterpart signature page hereof by a party hereto shall constitute due execution and delivery of this Agreement by such party.

8.13 Section 409A.

(a) Compliance. In the event that following the date hereof Company or Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (x) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (y) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. No payments under this Agreement that are subject to the requirements of Section 409A shall be accelerated, except in compliance with Treasury Regulation Section 1.409A-3(j)(4).

(b) In-Kind Benefits and Reimbursements. Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement shall be provided in accordance with the requirements of Treasury Regulation Section 1.409A-3(i)(iv), such that any in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and any in-kind benefits and reimbursements shall not be subject to liquidation or exchange for another benefit. Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be promptly made to Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred. In no event shall Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred. This paragraph shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.

(c) Distribution. Notwithstanding anything to the contrary in this Agreement, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to Sections 3.5 and 3.7 shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9) (Separation Pay Plans) or Treas. Reg. Section 1.409A-1(b)(4) (Short-Term Deferrals). However, to the extent any such payments are treated as non-qualified deferred compensation subject to Section 409A of the Code, then if Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service or (ii) the date of Executive’s death. Upon the earlier of such dates, all payments deferred pursuant to this Section 8.13(c) shall be paid in a lump sum to Executive. Thereafter, payments will resume in accordance with this Agreement. The determination of whether Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his Separation from Service shall be made by Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treas. Reg. Section 1.409A-1(i)). This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code or (b) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall Company be required to provide a tax gross-up payment to Executive or otherwise reimburse Executive with respect to Section 409A Penalties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“Company”

K12 INC.
a Delaware corporation

By: /s/ Andrew H. Tisch
Andrew H. Tisch
Chairman of the Board of Directors

/s/ Ronald J. Packard
Ronald J. Packard
Chief Executive Officer